UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 24, 2005



                           DRAGON PHARMACEUTICAL INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)


           Florida                        0-27937                65-0142474
           -------                        -------                ----------
(State or Other Jurisdiction of    (Commission File Number)     (IRS Employer
          Incorporation)                                     Identification No.)


       1055 Hastings Street, Suite 1900
         Vancouver, British Columbia                    V6E 2E9
         ----------------------------                   -------
    (Address of Principal Executive Offices)           (Zip Code)


                                 (604) 669-8817
                                 --------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information
---------------------------------

Item 2.02  Results of Operations and Financial Condition

     Dragon Pharmaceutical Inc. announced its results for the year ended December 31, 2004 on the attached press release.

Item 2.05  Cost Associated with Exit or Disposal Activities

     At the Board of Directors' meeting held on March 24, 2005, the Board decided to relocate its biotech production facility at Nanjing, China and construct a new facility in Datong, China. It is anticipated that the Nanjing production facility will be closed in August 2005. In connection with this decision, the Company has written off and accelerated the depreciation and amortization of certain assets related to the Nanjing production facility of $938,000 during the last quarter of 2004. The Company believes that the estimated cost to build the biotech production facility in Datong will be approximately $2 million.

Section 9 - Financial Statements and Exhibits
---------------------------------------------

Item 9.01  Financial Statements and Exhibits

         Exhibit No.                Exhibit Description
         -----------                -------------------

         99                         Press release announcing year end results

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           DRAGON PHARMACEUTICAL INC.,
                                           a Florida Corporation


Dated:  March 29, 2005                     /s/ Maggie Deng
                                           -------------------------------------
                                           Maggie Deng
                                           Chief Operating Officer

                                  EXHIBIT INDEX
                                  -------------


         Exhibit No.           Description
         -----------           -----------

              99 Press release dated March 30, 2005 titled "Dragon Announces 2004 Year End Results"